As filed with the Securities and Exchange Commission on October 8, 2015

Registration No. 333-206496

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUPERCONDUCTOR TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3663	77-0158076
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9101 Wall Street, Suite 1300

Austin, TX 78754

(512) 334-8900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey A. Quiram

President and Chief Executive Officer

Superconductor Technologies Inc.

9101 Wall Street, Suite 1300

Austin, TX 78754

(512) 334-8900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ben D. Orlanski, Esq. Matthew S. O’Loughlin, Esq. Manatt, Phelps & Phillips, LLP 11355 West Olympic Blvd. Los Angeles, California 90064 (310) 312-4000 (310) 312-4224 — Facsimile

(Approximate date of commencement of proposed sale to the public) As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-206496) of Superconductor Technologies Inc. is being filed solely to refile Exhibits 4.3, 4.10, and 4.11. This Amendment No. 2 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of our securities being registered hereby, all of which will be borne by us. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$4,357.50
FINRA filing fee	6,125
Printing and engraving expenses	20,000
Legal fees and expenses	75,000
Accounting fees and expenses	20,000
Transfer Agent Fees	1,000
Miscellaneous fees and expenses	2,500

Total	$128,982.50

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law, or the Delaware Law, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Under Section 145, a corporation shall indemnify an agent of the corporation for expenses actually and reasonably incurred if and to the extent such person was successful on the merits in a proceeding or in defense of any claim, issue or matter therein.

Section 145 of the Delaware Law provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholders vote, agreement or otherwise. The limitation of liability contained in our restated certificate of incorporation, as amended, and the indemnification provision included in our amended and restated bylaws, as amended, are consistent with Delaware Law Sections 102(b)(7) and 145. We have purchased directors and officers liability insurance.

Section 145 of the Delaware Law authorizes the court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Our restated certificate of incorporation, as amended, and amended and restated bylaws, as amended, provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware Law. In addition, we have entered into indemnification agreements with our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to such provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

On March 25, 2015, the Company issued an aggregate of 1,531,395 investor warrants to purchase common stock at an exercise price of $1.6325 per share, exercisable until five years and six months from the date of issuance. The warrants are exercisable for cash or, solely in the absence of an effective registration statement or prospectus, by cashless exercise. The exercise of the warrants is subject to certain beneficial ownership and other limitations set forth in the warrants. Such warrants were issued in a private placement that was conducted concurrently with a registered offering of 3,062,790 shares of its common stock. In connection with such registered offering, the Company issued to the placement agent in such registered offering five-year warrants equal to 5% of the aggregate number of shares of common stock sold in the registered offering, at an exercise price of $2.0406. The issuance of the foregoing warrants were issued in transactions exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

ITEM 16.	EXHIBITS

(a)	Exhibits. The exhibits are incorporated by reference from the Exhibit Index attached hereto.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus as filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 8th day of October, 2015.

SUPERCONDUCTOR TECHNOLOGIES INC.

By:	/s/ Jeffrey A. Quiram
Jeffrey A. Quiram President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey A. Quiram Jeffrey A. Quiram	President, Chief Executive Officer and Director (Principal Executive Officer)	October 8, 2015

/s/ William J. Buchanan William J. Buchanan	Chief Financial Officer (Principal Accounting Officer) (Principal Financial Officer)	October 8, 2015

/s/ * Martin A. Kaplan	Chairman of the Board	October 8, 2015

/s/ * Dan L. Halvorson	Director	October 8, 2015

Lynn J. Davis	Director	, 2015

*By:	/s/ Jeffrey A. Quiram
Jeffrey A. Quiram Attorney-in-fact

S-1

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT

3.1	Restated Certificate of Incorporation of Registrant as amended through March 1, 2006. (15)

3.2	Certificate of Amendment of Restated Certificate of Incorporation of Registrant, filed March 11, 2013. (25)

3.3	Amended and Restated Bylaws of Registrant. (15)

3.4	Amendment adopted March 29, 2010 to Amended and Restated Bylaws of Registrant. (16)

3.5	Amendment adopted October 28, 2013 to Amended and Restated Bylaws of Registrant. (27)

4.1	Form of Common Stock Certificate. (14)

4.2	Certificate of Designations of Registrant of Series A Convertible Preferred Stock of Registrant filed November 13, 2007. (13)

4.3	Certificate of Designations of Registrant of Series B Convertible Preferred Stock of Registrant and form of Series B Convertible Preferred Stock Certificate ❖

4.4	Form of Warrant to Purchase Common Stock issued by Registrant on February 22, 2012. (1)

4.5	Form of Warrant to Purchase Common Stock issued by Registrant on November 26, 2012. (22)

4.6	Form of Warrant to Purchase Common Stock issued by Registrant on December 18, 2012. (23)

4.7	Forms of Series A and Series B Warrants to Purchase Common Stock issued by Registrant on April 26, 2013. (26)

4.8	Form of Warrant to Purchase Common Stock issued by Registrant on August 9, 2013. (28)

4.9	Form of Warrant Exercise Agreement dated February 14, 2015. (29)

4.10	Form of Securities Purchase Agreement. ❖

4.11	Form of Warrant to Purchase Common Stock. ❖

4.12	Form of Warrant to be issued to the placement agent. *

5.1	Opinion of Manatt, Phelps & Phillips, LLP regarding the validity of the common stock being registered. *

10.1	Form of Change in Control Agreement dated March 28, 2003. (2)***

10.2	Form of Amendment No. 1 to Change in Control Agreement dated as of May 24, 2005. (8)***

10.3	Form of Amendment No. 2 to Change in Control Agreement dated as of December 31, 2006. (10)***

10.4	Patent License Agreement by and between Registrant and Lucent Technologies GRL LLC. (3)**

10.5	License Agreement between Registrant and Sunpower dated May 2, 2005. (4)**

10.6	Employment Agreement between Registrant and Jeffrey Quiram dated as of February 14, 2005. (5)***

10.7	Stock Option Grant and 2003 Equity Incentive Plan Option Agreement between Registrant and Jeffrey Quiram dated February 14, 2005. (5)***

10.8	Amendment to Employment Agreement between Registrant and Jeffrey Quiram dated as of December 31, 2006. (10)***

10.9	2003 Equity Incentive Plan As Amended May 25, 2005. (7)***

10.10	Form of Notice of Grant of Stock Options and Option Agreement for 2003 Equity Incentive Plan. (5)***

10.11	Management Incentive Plan (July 24, 2006). (9)***

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT

10.12	Compensation Policy for Non-Employee Directors dated March 18, 2005. (6)***

10.13	Form of Director and Officer Indemnification Agreement. (31)***

10.14	Lease Agreement between the Registrant and 1200 Enterprises LLC dated as of June 1, 2001. (1)

10.15	First Amendment to Lease between Registrant and 1200 Enterprises LLC dated October 1, 2007. (17)

10.16	Second Amendment to Lease Agreement between the Registrant and 1200 Enterprises LLC dated January 19, 2009. (15)

10.17	Third Amendment to Lease between the Registrant and 1200 Enterprises LLC dated October 26, 2011. (20)

10.18	Lease Agreement between the Registrant and Prologis Texas III LLC dated December 5, 2011. (19)

10.19	First Amendment to Lease Agreement between the Registrant and Prologis Texas III LLC dated August 23, 2012. (21)

10.20	Second Amendment to Lease Agreement between Registrant and Prologis Texas III LLC dated July 18, 2014. (30)

10.21	Agreement between Registrant and Hunchun BaoLi Communication Co., Ltd. (“BAOLI”) dated August 17, 2007. (11)

10.22	First Amendment to Agreement between Registrant and BAOLI dated November 1, 2007. (12)

10.23	Second Amendment to Agreement between Registrant and BAOLI dated January 7, 2008. (12)

10.24	Framework Agreement between Registrant and BAOLI dated November 8, 2007. (12)

10.25	Sino-Foreign Equity Joint Venture Contract between Superconductor Investments (Mauritius) Limited and BAOLI dated December 8, 2007 (Exhibit A to Framework Agreement with BAOLI). (12)

10.26	Form of Technology and Trademark License Agreement between Superconductor Investments (Mauritius) Limited, Registrant and BAOLI (Exhibit B to Framework Agreement). (12)

21	List of Subsidiaries. (31)

23.1	Consent of Marcum, LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1).*

24.1	Powers of Attorney (included in the signature page to the Registration Statement).

(1)	Incorporated by reference from Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2002, filed May 6, 2002.
(2)	Incorporated by reference from Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2003, filed May 13, 2003.
(3)	Incorporated by reference from Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003, filed March 11, 2004.
(4)	Incorporated by reference from Registrant’s Quarterly Report on Form 10-Q for the quarter ended October 2, 2004, filed November 10, 2004.
(5)	Incorporated by reference from Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 16, 2005.
(6)	Incorporated by reference from Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 2, 2005, filed May 6, 2005.
(7)	Incorporated by reference from Registrant’s Current Report on Form 8-K filed May 27, 2005.

(8)	Incorporated by reference from Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed March 8, 2006.
(9)	Incorporated by reference from Registrant’s Current Report on Form 8-K filed July 28, 2006.
(10)	Incorporated by reference from Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed April 2, 2007.
(11)	Incorporated by reference from Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2007, filed November 13, 2007.
(12)	Incorporated by reference from Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed March 27, 2008.
(13)	Incorporated by reference from Registrant’s Current Report on Form 8-K/A filed February 25, 2008.
(14)	Incorporated by reference as Exhibit 4.1 to Registrant’s Form 10-K filed March 28, 2014.
(15)	Incorporated by reference from Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, filed March 17, 2010.
(16)	Incorporated by reference from Registrant’s Current Report on Form 8-K filed April 2, 2010.
(17)	Incorporated by reference from Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010, filed March 21, 2011.
(18)	Incorporated by reference from Registrant’s Current Report on Form 8-K/A filed February 22, 2012.
(19)	Incorporated by reference from Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed March 30, 2012.
(20)	Incorporated by reference from Registrant’s Current Report on Form 8-K filed May 10, 2012.
(21)	Incorporated by reference from Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2012, filed November 9, 2012.
(22)	Incorporated by reference from Registrant’s Current Report on Form 8-K filed November 27, 2012.
(23)	Incorporated by reference from Registrant’s Current Report on Form 8-K filed December 19, 2012.
(24)	Reserved.
(25)	Incorporated by reference from Registrant’s Current Report on Form 8-K filed March 14, 2013.
(26)	Incorporated by reference from Registrant’s Current Report on Form 8-K filed April 30, 2013.
(27)	Incorporated by reference from Registrant’s Current Report on Form 8-K filed October 31, 2013.
(28)	Incorporated by reference as Exhibit 4.8/9 to Registrant’s Form S-1A filed August 2, 2013.
(29)	Incorporated by reference from Registrant’s Current Report on Form 8-K filed February 17, 2015.
(30)	Incorporated by reference from Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014, filed March 12, 2015.
❖	Filed herewith.
*	Previously filed.
**	Confidential treatment has been previously granted for certain portions of these exhibits.
***	This exhibit is a management contract or compensatory plan or arrangement.